Exhibit 99.1

BLUE OWL CAPITAL ANNOUNCES LAUNCH OF

SECONDARY OFFERING OF CLASS A COMMON SHARES

NEW YORK — June 1, 2022 — Blue Owl Capital Inc. (the “Company” or “Blue Owl Capital”) (NYSE:OWL) announced today that NBSH Blue Investments II, LLC (the “Selling Stockholder”), intends to offer in an underwritten public offering 10,698,180 shares of the Company’s Class A common stock (the “Offering”). The underwriters will have a 30-day option to purchase up to an additional 1,604,727 shares from the Selling Stockholder. The Offering consists entirely of secondary shares to be sold by the Selling Stockholder. The Company will not receive any of the proceeds from the shares sold in the Offering.

BofA Securities and Citigroup are acting as joint bookrunning managers for the Offering.

A registration statement (including a prospectus) relating to the Class A common stock was initially filed with the Securities and Exchange Commission (“SEC”) on June 17, 2021, which was declared effective on August 2, 2021 and amended by Post-Effective Amendment No. 1 filed on April 21, 2022, which was declared effective on May 2, 2022 (together with all supplements, the “Prospectus”). A copy of the preliminary prospectus supplement relating to the Offering was filed with the SEC on June 1, 2022. The Offering will be made only by means of a prospectus supplement and the accompanying Prospectus. Before you invest, you should read the registration statement, prospectus and prospectus supplement the Company has made available with the SEC for information about the Company and the Offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Prospectus and preliminary prospectus supplement may be obtained from the office of BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001 or via e-mail at dg.prospectus_requests@bofa.com, or the office of Citigroup Global Markets Inc., Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone: (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these Class A common shares, nor shall there be any sale of these Class A common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Owl Capital

Blue Owl is a global alternative asset manager with $102.0 billion of assets under management as of March 31, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl employs over 400 people across 10 offices globally.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These statements are not guarantees of future performance, condition or results and involve a number of risks, assumptions and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this press release. Blue Owl Capital undertakes no duty to update any forward-looking statements made herein.

Investor Contact

Ann Dai

Head of Investor Relations

owlir@blueowl.com

Media Contact

Prosek Partners

David Wells / Nick Theccanat

Pro-blueowl@prosek.com

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